Exhibit 10.1

MEDIDATA SOLUTIONS, INC.

SECOND AMENDED AND RESTATED

2009 LONG-TERM INCENTIVE PLAN

ARTICLE 1

GENERAL

1.1 Purpose. The purpose of the Plan is to provide a flexible vehicle for offering equity-based and other incentive opportunities designed to attract, motivate and retain eligible employees, directors and other eligible persons who contribute to the success of the Company and its Subsidiaries and thereby enhance shareholder value.

1.2 Eligibility. Awards may be granted under the plan to any present or future director, officer, employee, consultant or adviser of or to the Company or any of its Subsidiaries.

1.3 Duration of Plan. The Plan shall be effective upon the date of its adoption by the Board, subject to shareholder approval. Unless terminated sooner, the Plan will terminate upon the tenth anniversary of the date of its adoption by the Board. Any Awards outstanding when the Plan terminates will remain outstanding in accordance with their terms. No new Awards may be made after the termination of the Plan.

ARTICLE 2

DEFINITIONS

As used herein, the following terms shall have the meanings set forth below.

2.1 “Award” means a Company stock option or stock appreciation right (SAR) granted under Article 5, a restricted stock or restricted stock unit (RSU) award granted under Article 6, a performance unit award granted under Article 7, any other stock based award granted under Section 8.1, and any performance based cash incentive award granted under Section 8.2.

2.2 “Beneficiary” means a person or entity (including, without limitation, a trust or estate) designated in writing by a Participant to succeed to the Participant’s Awards under the Plan, subject to the provisions hereof and of the applicable Award agreement, upon the Participant’s death. A Participant may designate a Beneficiary by delivering a written beneficiary designation to the Committee (or its designee) in such form and in such manner as the Committee (or its designee) may prescribe. Each Beneficiary designation duly filed with the Committee (or its designee) will have the effect of superseding and revoking any prior Beneficiary designation. If a Participant does not designate a Beneficiary or if no designated Beneficiary survives the Participant, then the Participant’s Beneficiary will be deemed to be his or her estate.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Code” means the Internal Revenue Code of 1986, as amended.

2.5 “Committee” means the Compensation Committee of the Board.

2.6 “Company” means Medidata Solutions, Inc., a Delaware corporation, and any successor thereto.

2.7 “Participant” means any person who has been selected to receive an Award under the Plan or who holds an outstanding Award under the Plan.

2.8 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitation imposed by Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

2.9 “Plan” means the Medidata Solutions, Inc. 2009 Long Term Incentive Plan, as it is set forth herein and as it may be amended from time to time.

2.10 “Share” means a share of common stock of the Company.

2.11 “Subsidiary” means a corporation or other entity in an unbroken chain of corporations or other entities at least 50% of the total value or voting power of the equity securities of which is owned by the Company or by any other corporation or other entity in the chain.

ARTICLE 3

ADMINISTRATION

3.1 General. Except as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee.

3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee, acting in its discretion, may select the persons to whom Awards will be made, prescribe the terms and conditions of each Award and make amendments thereto, construe, interpret and apply the provisions of the Plan and of any Award agreement, and make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. In exercising its responsibilities under the Plan, the Committee may obtain at the Company’s expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.

3.3 Delegation of Authority. Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate. The Committee may not delegate its authority with respect to (a) non-ministerial actions with respect to individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act; (b) non-ministerial actions with respect to Awards that are intended to qualify for the Performance-Based Exception; and (c) certifying the satisfaction of performance goals and other material terms attributable to Awards intended to qualify for the Performance-Based Exception.

3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the Plan shall be final, conclusive, and binding on all persons.

3.5 Indemnification. The Company shall indemnify and hold harmless each member of the Committee and the Board and any employee or director of the Company or any Subsidiary to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including reasonable legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person’s fraud or willful misconduct.

ARTICLE 4

SHARES SUBJECT TO THE PLAN;

INDIVIDUAL AWARD LIMITS

4.1 Number of Shares Issuable under the Plan. The Company may issue an aggregate of five million five hundred thousand (5,500,000) Shares under the Plan, exclusive of Shares covered by the unexercised portion of an Award that terminates, expires, is canceled or is settled in cash, Shares forfeited or repurchased under the Plan, and Shares withheld or surrendered in order to pay the exercise or purchase price under an Award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an Award. Shares issued under the Plan may be either authorized and unissued Shares, or authorized and issued Shares held in the Company’s treasury, or any combination of the foregoing.

4.2 Individual Award Limitations. No more than five hundred thousand (500,000) Shares may be issued pursuant to Awards granted in a single calendar year to any individual Participant.

ARTICLE 5

STOCK OPTIONS;

STOCK APPRECIATION RIGHTS

5.1 Grant of Company Stock Options. Company stock options granted under the Plan will have such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time the option is granted or, if the holder’s rights are not adversely affected, at any subsequent time. Each Company stock option will be deemed NOT to be an “incentive stock option” (within the meaning of Section 422 of the Code) unless and except to the extent it is specifically designated by the Committee as an “incentive stock option” at the time the option is granted. In accordance with Section 422(d) of the Code, an option that is otherwise intended to be an “incentive stock option” will be treated as an option that is not an “incentive stock option” to the extent that the aggregate fair market value of the Shares with respect to which options (under this Plan or under any other incentive stock option plan of the Company or any Subsidiary) are exercisable for the first time in any calendar year exceeds $100,000. If a Company stock option is designated as an “incentive stock option” and if part or all of the option does not qualify as an “incentive stock option,” then the option, or the portion of the option that does not so qualify, as the case may be, will nevertheless remain outstanding as if such designation had not been made.

5.2 Option Exercise Price; Fair Market Value. The purchase price per Share under each Company stock option may not be less than the fair market value per Share on the date the Option is granted. For the purposes of the Plan, the fair market value per Share on any relevant date shall be determined as follows: (a) if the Shares are not admitted to trading on a national securities exchange on such date, the value determined by the Committee acting in its discretion in accordance with the requirements of applicable tax law, or (b) if the Shares are admitted to trading on a national securities exchange on such date, (1) the closing price per Share on such date on the principal securities exchange on which the Shares are traded or, if no Shares are traded on that date, the closing price per Share on the next preceding date on which Shares are traded, or (2) the value determined under such other method or convention as the Committee, acting in a consistent manner in accordance with the Plan and applicable tax law, may prescribe. Notwithstanding the foregoing, the fair market value per Share on the date of the initial public offering of Shares shall be deemed to be the initial public offering price per Share.

5.3 Grant of Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”), either alone or in connection with the grant of a Company stock option, upon such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine, either at the time the SARs are granted or, if a Participant’s rights are not adversely affected, at any subsequent time. Upon exercise, the holder of an SAR shall be entitled to receive cash and/or a number of whole Shares having a fair market value equal to the product of X and Y, where—

X = the number of whole Shares as to which the SAR is being exercised, and

Y = the excess of (i) the fair market value per Share on the date of exercise over (ii) the fair market value per Share on the date the SAR is granted (or such greater base value as the Committee may prescribe at the time the SAR is granted).

5.4 Re-Pricing Prohibited. Company stock options and SARs granted under the Plan may not be re-priced in the absence of shareholder approval. In no event may an option or SAR be re-priced if such re-pricing would cause the option or SAR to become covered by Section 409A of the Code.

5.5 Duration of Company Stock Options and SARs. The Committee may establish such exercise, forfeiture and other conditions applicable to a Company stock option or SAR following the termination of a Participant’s employment or other service with the Company and its Subsidiaries as the Committee deems appropriate on a grant-by-grant basis. Unless sooner terminated in accordance with its terms, a Company stock option or SAR granted under the Plan will automatically expire on the tenth anniversary of the date the option or SAR is granted.

5.6 Exercise of Company Stock Options. A Company stock option that is exercisable may be exercised by transmitting to the Secretary of the Company (or other person designated for this purpose by the Committee) a written notice identifying the option that is being exercised and specifying the number of whole Shares to be purchased pursuant to that option, together with payment in full of the exercise price and the withholding taxes, if any, that are payable in connection with the exercise (unless and except to the extent that other arrangements satisfactory to the Company have been made for the satisfaction of such withholding taxes). The exercise price may be paid in cash or in any other manner the Committee, in its discretion, may permit, including, without limitation, (a) by the delivery of previously-owned Shares and/or withholding Shares otherwise issuable in respect of such exercise, (b) by a combination of a cash payment and delivery of previously-owned Shares and/or withholding of Shares pursuant to (a) above, or (c) pursuant to a cashless exercise program established and made available through a registered broker-dealer in accordance with the Federal Reserve Board’s Regulation T and other applicable law. Any Shares transferred to the Company (or withheld upon exercise) in connection with the exercise of an option shall be valued at fair market value for purposes of determining the extent to which the exercise price (and/or related tax withholding obligation) is satisfied.

5.7 Exercise of SARs. An outstanding and exercisable SAR may be exercised by transmitting to the Secretary of the Company (or other person designated for this purpose by the Committee) a written notice identifying the SAR that is being exercised and specifying the number of Shares as to which the SAR is being exercised, together with payment in full of the withholding taxes due in connection with the exercise, unless and except to the extent that other arrangements satisfactory to the Company have been made for such payment. The Committee may impose such additional or different conditions for exercise of an SAR as it deems appropriate. No fractional Shares will be issued in connection with the exercise of an SAR.

5.8 Non-Transferability. Except as otherwise provided herein or permitted by the Committee, acting in its discretion, no Company stock option or SAR shall be assignable or transferable except upon the Participant’s death to his or her Beneficiary, and, during a Participant’s lifetime, a Company stock option or SAR may be exercised only by the Participant or the Participant’s guardian or legal representative.

5.9 Rights as a Shareholder. The person shall have the rights of a shareholder with respect to any Shares covered by a Company stock option or SAR unless and until the option or SAR, as the case may be, has been duly and validly exercised and such Shares have been issued to such person (either in certificated or book entry form).

ARTICLE 6

RESTRICTED STOCK;

RSU AWARDS

6.1 Grant of Restricted Shares and RSUs. Subject to the Plan, the Committee may grant restricted stock awards pursuant to which the Shares covered by the Awards will be issued in the name of the recipients at the time the Awards are made, and RSU awards pursuant to which the recipients may earn the right to receive Shares in the future. Shares covered by a restricted stock award and the right to receive Shares under an RSU award will be subject to such forfeiture conditions, transfer restrictions, other restrictions and/or conditions, if any, as the Committee may impose, which conditions and restrictions may lapse separately or concomitantly, at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may prescribe at the date of grant or, if the holder’s rights are not adversely affected, thereafter.

6.2 Minimum Purchase Price for Shares. Unless the Committee, acting in accordance with applicable law, determines otherwise, the purchase price payable for Shares issued pursuant to a restricted stock award or an RSU award must be at least equal to the par value of the Shares.

6.3 Restricted Shares. Shares issued pursuant to a restricted stock award may be evidenced by book entries on the Company’s stock transfer records pending satisfaction of the applicable vesting conditions. If a stock certificate for restricted Shares is issued, the certificate will bear an appropriate legend to reflect the nature of the conditions and restrictions applicable to the restricted Shares. The Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to the restricted Shares, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, in order to facilitate the transfer back to the Company of restricted Shares that are forfeited. Except to the extent restricted under the terms of the Plan or any applicable Award agreement, a Participant who holds restricted Shares shall have all of the rights of a shareholder with respect to said Shares, including the right to vote the Shares and the right to receive dividends thereon (subject to any mandatory reinvestment, forfeiture condition or other requirements as the Committee may prescribe).

6.4 Shares Covered by RSU Awards. No Shares will be issued pursuant to an RSU Award (a) unless, in accordance with its terms, the Award will be settled in the form of Shares, and (b) until all of the conditions of the Award for the issuance of such Shares have been fully satisfied. The holder of an RSU Award shall have no rights as a shareholder with respect to Shares covered by the Award unless and until the Award vests and the Shares are issued; however the Committee may provide that such holder will receive dividend equivalents (in the form of cash or Shares) equal to the dividends that would have been payable with respect to the Shares covered by the Award if such Shares were outstanding, upon such terms and subject to such vesting and other conditions as the Committee may prescribe, including, without limitation, conditions required in order to comply with the applicable distribution timing and other requirements of Section 409A of the Code.

6.5 Non-Transferability. Except as otherwise contemplated with respect to deceased Participants or as otherwise permitted by the Committee, acting in its discretion, no restricted stock Award, RSU Award or restricted Shares outstanding pursuant to a restricted stock Award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to the Company or its designee in accordance with the terms of the Award or of the Plan, and any attempt to do so shall be null and void and, unless the Committee determines otherwise, shall result in the immediate forfeiture of the Award or the restricted Shares, as the case may be.

6.6 Termination of Service Before Vesting; Forfeiture. Unless otherwise specified in the Award agreement or otherwise subsequently determined by the Committee, unvested restricted stock awards and deferred stock awards and restricted Shares will be forfeited and canceled upon a Participant’s termination of employment or other service with the Company and its Subsidiaries. If restricted Shares are forfeited, any certificate representing such shares or book entry for such Shares will be canceled on the books and records of the Company, subject, in the case of restricted Shares, to any right the holder may have pursuant to the terms of the Award to receive from the Company an amount equal to any cash purchase price previously paid for such Shares.

6.7 Special Tax Rules for Settlement of Deferred Stock Awards. Each deferred stock award may provide that settlement of the Award, in the form of Shares or cash, will occur on any date from the date the Award becomes vested until the 15th day of the third month following the calendar year in which the Award becomes vested, or at such other time and in such other manner as to avoid being covered by Section 409A of the Code. Alternatively, the Award may that, if the Award becomes vested, settlement will be deferred until at a later date or the occurrence of a subsequent event, provided that the deferral election(s) and designated settlement date(s) or event(s) applicable to the Award, as well as the Award agreement itself, satisfy the election, distribution timing and documentation requirements of Section 409A of the Code.

6.8 Issuance of Vested Shares. The holder of a restricted stock award and, to the extent settled in the form of Shares, the holder of a deferred stock award that becomes vested and payable will be entitled to receive Shares (in certificated or book entry form) free and clear of conditions and restrictions (except as may be imposed in accordance with the terms of the Award or in order to comply with applicable law), subject, however, to the payment or satisfaction of applicable withholding taxes. The delivery of vested Shares covered by a deferred stock award may be deferred if and to the extent permitted by Section 6.7 (relating to compliance with Section 409A of the Code) and the terms of the applicable Award.

ARTICLE 7

PERFORMANCE UNIT AWARDS

7.1 Grant of Performance Units. Subject to the Plan, the Committee may grant performance unit awards, with each performance unit representing the right to receive a cash payment equal to the fair market value (determined by the Committee in accordance with Section 5.2) of one Share, subject to such performance-based vesting and other terms and conditions as the Committee may prescribe.

7.2 Settlement of Performance Units. Unless the Committee determines otherwise at the time a performance unit award is granted, settlement of the performance units covered by the Award shall be made in a single lump sum cash payment as soon as practicable after the close of the applicable performance period or the satisfaction of the applicable performance goal(s), but in no event later than the 15th day of the third month of the calendar year following the calendar year in which the performance units become vested. Any different settlement method or settlement date must satisfy the distribution timing and form of payment requirements of Section 409A of the Code.

7.3 Rights as a Shareholder. No person will have any rights as a shareholder with respect to Shares covered by a performance unit award unless and until the Award becomes vested and the Shares are issued to such person. At the discretion of the Committee, the holder of a performance unit award may be entitled to receive dividend equivalents (in the form of cash or Shares) equal to the dividends that would have been payable with respect to the Shares covered by the Award if such Shares were outstanding, upon such terms and subject to such vesting and other conditions as the Committee may prescribe, including, without limitation, conditions required in order to comply with the applicable distribution timing and other requirements of Section 409A of the Code.

ARTICLE 8

OTHER AWARDS

8.1 Other Stock-Based Awards. Subject to applicable law, the Committee, acting in its discretion, may grant such other forms of Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares or factors that may influence the value of the Shares, as the Committee may deems appropriate, including, without limitation, stock bonuses, dividend equivalents (either alone or in conjunction with other Awards), convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, and Share-based Awards designed to comply with or take advantage of applicable laws outside of the United States. All such other stock based Awards will be made upon such terms and conditions as the Committee may prescribe. In addition, cash incentive Awards, including annual incentive Awards and long-term incentive Awards, denominated and settled in cash, may be granted under this Section, which Awards may be earned at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the committee may determine at the date of grant or thereafter.

8.2 Cash Incentive Awards. The Committee may make annual and/or long-term incentive Awards under the Plan pursuant to which a Participant may earn the right to receive a cash payment conditioned upon the achievement of specified performance objectives established by the Committee and communicated to the Participant within 90 days after the beginning of the applicable performance period or before 25% of the applicable performance period has elapsed. No Participant may earn a cash incentive Award under this Section 8.2 for any calendar year in excess of an amount equal to the lesser of (a) $2,500,000, or (b) three (3) times the Participant’s annual salary for such calendar year. Any cash incentive Awards earned by a Participant under the Plan will be payable in the form of a single sum cash payment at or as soon as practicable after the expiration of the applicable performance period or the satisfaction of the applicable performance vesting conditions, but in no event later than the 15th day of the third month of the year following the calendar year in which such performance period ends or such performance vesting conditions are satisfied. Notwithstanding the foregoing, the Committee may require or permit the deferred payment and/or installment payout of all or part of any such cash incentive Award if (and only if) the terms and conditions applicable to such deferred or installment payout comply with the distribution election and distribution timing requirements of Section 409A of the Code.

ARTICLE 9

AWARD AGREEMENTS

9.1 General. Each Award made under the Plan shall be evidenced by an agreement entered into by the Company and the Participant or another instrument prepared by the Company in lieu of such an agreement, setting forth the terms and conditions applicable to the Award, which may be in hard copy, electronic or such other form as the Company may permit.

9.2 Restrictions on Transfer. Subject to the provisions of the Plan, each Award agreement shall set forth such restrictions on the transferability of the Award and on the transferability of Shares acquired pursuant to the Award as the Committee may prescribe, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or then traded, and under any blue sky or state securities laws applicable to such Shares.

9.3 Uniformity Not Required. The provisions of the Award agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

ARTICLE 10

PERFORMANCE MEASURES

10.1 Performance Criteria. Unless and until the Company’s shareholders approve a change in the general performance measures set forth in this Article, the measures that may be used to determine the degree of payout and/or vesting with respect to Awards that are designed to qualify for the Performance-Based Exception shall be chosen from among the following, in a manner that is consistent with the requirements of Section 1.162-27(e)(2) of the Treasury Regulations (relating to the performance goal requirement of Section 162(m) of the Code):

(a) Income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, or earnings per share);

(b) Return measures (including, but not limited to, return on assets, investment, equity, or sales);

(c) Cash flow return on investments, which equals net cash flows divided by owners equity;

(d) Gross revenues;

(e) Debt measures (including, without limitation, debt multiples);

(f) Marked value added;

(g) Economic value added; and

(h) Share price (including, but not limited to, growth measures and total shareholder return).

10.2 Permitted Discretion. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward).

10.3 Certification. In the case of any Award that is granted subject to the condition that a specified performance measure be achieved, no amount shall be payable pursuant to the Award unless and until the Committee certifies in writing that the performance measure has been achieved. For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date such Award was made.

ARTICLE 11

CAPITAL CHANGES; SALE EVENTS

11.1 Adjustments in Authorized Shares. In the event of a stock split, reverse stock split, split-up, spin-off, stock dividend, recapitalization, consolidation of shares or similar capital change, the Committee shall make such adjustments to the number and class of shares that may be issued under the Plan pursuant to Section 4.1, the number and class of Shares that may be issued pursuant to annual Awards granted to any Participant pursuant to Section 4.2, the number, class and/or purchase or base price of Shares subject to outstanding Awards, as the Committee, in its discretion, deems appropriate and equitable in order to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants or to otherwise comport with the intent and purposes of the Plan; provided that the number of Shares subject to any Award shall always be a whole number. The Committee shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event, as the Committee, in its discretion, deems appropriate and equitable. Any determination or adjustment made by the Committee under this Section shall be binding and conclusive on all persons.

11.2 Effect of Sale Event. If a “Sale Event” (within the meaning of Section 11.5) occurs, then, except as otherwise specifically provided by the applicable Award agreement (or any other applicable agreement approved by the Committee and made by the Company or a Subsidiary with the Participant to whom an Award was granted) each Award outstanding under the Plan immediately prior to the Sale Event will be either assumed and continued in accordance with Section 11.3 or terminated in accordance with Section 11.4.

11.3 Adjustment and Continuation of Award. Subject to Section 11.3, if a “Sale Event” occurs, the parties to the Sale Event may agree that any Company stock option, SAR, restricted stock deferred stock or other Award outstanding under the Plan immediately prior to the Sale Event shall, at the effective time of the Sale Event, be assumed and continued on substantially the same vesting and other terms and conditions as a like Award with respect to shares of common stock of the successor or acquiring company (or a parent company). If a Company stock option or SAR is assumed, the number of shares and exercise or base price per share covered by the assumed Award will be adjusted in accordance with the principles set forth in Sections 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D) of the Treasury Regulations. If a restricted stock, deferred stock or other Award is assumed, the number of shares covered by the assumed Award will be a whole number that reflects the exchange ratio or value of the transaction consideration applicable with respect to holders of Shares in connection with the Sale Event. Notwithstanding the foregoing, if a Participant’s employment or other service is terminated by the Company or a successor or acquiring company (or any of its or their affiliates) for reasons other than “cause” within two years after the Sale Event, any then outstanding assumed Awards held by such terminated Participant shall immediately become fully vested and exercisable or payable, as the case may be. For this purpose, the term “cause” means (a) a willful failure to substantially perform the duties and responsibilities of a Participant’s employment or other service (for reasons other than physical or mental illness) after reasonable notice thereof to the Participant; (b) a Participant’s misconduct that causes or is reasonably likely to cause material harm to the business or reputation of the Company or any successor or acquiring company (or any of their respective affiliates) or that prevents or materially interferes with ability of the Participant to carry out the carry out the duties and responsibilities of the Participant’s employment or other service; (c) a Participant’s conviction of, or entering into a plea of nolo contendere to, a felony; or (d) the material breach by a Participant of any material written restrictive covenant or agreement made by the Participant with the Company or any successor or acquiring company (or any of their respective affiliates).

11.4 Termination of Award. Subject to Section 11.2, any Award outstanding under the Plan immediately prior to a Sale Event that is not assumed pursuant to the preceding section will be terminated at the effective time of the Sale Event. If the terminated Award is a restricted stock Award, then the restricted Shares covered by the Award immediately prior to the effective time of the Sale Event will become fully vested and will participate in the Sale Event on the same basis as other outstanding Shares. If the terminated Award is in a form other than a restricted stock Award, then the holder of the terminated Award will be entitled to receive at the effective time of the Sale Event a single sum payment equal to the excess, if any, of the transaction value of the Shares that are then covered by the Award over the aggregate exercise or base price (in the case of a Company stock option or SAR) or other purchase price or threshold value (if any, in the case of any other form of Award) for or with respect to such Shares, in each case as if the Award had been fully vested immediately prior to the Sale Event. No consideration will be payable in respect of the termination of a Company stock option or SAR with an exercise or base price per Share that is not more than the transaction value per Share. The amount payable with respect to the termination of an outstanding Award pursuant to this section will be paid in cash, unless the parties to the Sale Event agree that some or all of such amount will be payable in the form of freely tradable shares of common stock of the successor or acquiring company (or a parent company).

11.5 Definition of Sale Event. For the purposes of the Plan, a “Sale Event” will be deemed to have occurred if (a) any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), other than the Company, any employee benefit plan of the Company, any entity owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company or any person who becomes a beneficial owner directly or indirectly of securities of the Company pursuant to a transaction described in (b) below, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or (b) there shall have been consummated a consolidation, merger or reorganization of the Company, unless (1) the stockholders of the Company immediately before such consolidation, merger or reorganization own, directly or indirectly, at least a majority of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such consolidation, merger or reorganization, (2) individuals who were members of the Board immediately prior to the execution of the agreement providing for such consolidation, merger or reorganization constitute a majority of the board of directors of the surviving corporation or of a corporation directly or indirectly beneficially owning a majority of the voting securities of the surviving corporation, and (3) no person beneficially owns more than 50% of the combined voting power of the then outstanding voting securities of the surviving corporation (other than a person who is (A) the Company or a subsidiary of the Company, (B) an employee benefit plan maintained by the Company, the surviving corporation or any subsidiary, or (C) the beneficial owner of 50% or more of the combined voting power of the outstanding voting securities of the Company immediately prior to such consolidation, merger or reorganization); or (c) the stockholders of the Company approve the complete liquidation or dissolution of the Company, or a sale or other disposition of all or substantially all of the assets of the Company (other than to an entity described in (b) above).

11.6 Non-employee Director Awards. With respect to Awards granted to a non-employee director that are assumed or substituted for in connection with a Sale Event, if on the date of or following such assumption or substitution the Participant’s status as a director or a director of the successor corporation, as applicable, is terminated for any reason, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and RSUs will lapse, and, with respect to Performance Units and Performance Shares, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

11.7 No Fractional Shares. In the event of any adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each converted Award shall cover only the number of full shares resulting from the adjustment.

11.8 Determination of Board to be Final. All adjustments under this Article shall be made by the Board as constituted immediately prior to the Change in Control, and its determination as to what adjustments shall be made, and the extent thereof, shall be binding and conclusive.

ARTICLE 12

AMENDMENT AND TERMINATION

12.1 Amendment and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that, unless the Committee specifically provides otherwise, any revision or amendment that would increase the number of Shares issuable under the Plan (other than an increase made in accordance with Section 11.1) or that would otherwise cause the Plan to fail to comply with any requirement of applicable law, regulation, listing requirement or rule if such amendment were not approved by the shareholders of the Company, shall not be effective unless and until shareholder approval is obtained.

12.2 Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall cause any then outstanding Award to be forfeited or altered in a way that adversely affects a Participant without the consent of the Participant.

ARTICLE 13

TAX WITHHOLDING

13.1 Tax Withholding. The Company’s obligation to make payments or issue unrestricted Shares in connection with any Award shall be subject to and conditioned upon the satisfaction by the holder of applicable tax withholding obligations. The Company and its Subsidiaries may require a Participant to remit an amount sufficient to satisfy applicable withholding taxes or deduct or withhold such amount from any payments otherwise owed the Participant (whether or not under the Plan).

13.2 Withholding of Shares. The Committee, acting in its discretion, may allow a Participant to elect to satisfy such withholding tax obligation in whole or in part by having the Company withhold Shares that would otherwise be issued (or by returning Shares that have been issued) to the Participant with an aggregate fair market value (as of the date the withholding is effected) that is not greater than the minimum amount of such statutory tax withholding obligation.

ARTICLE 14

MISCELLANEOUS

14.1 Successors. All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

14.2 Legal Construction. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.4 Provisions for Foreign Participants. The Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish sub-plans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

14.5 Limitation of Rights. The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any person’s employment or other service at any time, and the Plan shall not confer upon any person the right to continue in the employ or other service of the Company or any Subsidiary. No employee, director or other person shall have any right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

14.6 Decisions and Determinations Final. All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

14.7 Section 409A Compliance. Notwithstanding any other provisions of the Plan or any Award agreement, no Award shall be granted, deferred, accelerated, extended, settled or modified in a manner that would result in the imposition of an additional tax under Section 409A of the Code. If the Committee reasonably determines that, as a result of Section 409A of the Code, the exercise or settlement of an Award may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the imposition of additional tax under Section 409A of the Code, the Committee may take such actions as it determines are necessary or appropriate in order to comply with, or exempt the Award from coverage by Section 409A of the Code, which action may include, without limitation, delaying payment to a Participant who is a “specified employee” within the meaning of Section 409A of the Code until the first day following the six-month period beginning on the date of the Participant’s termination of employment or other service with the Company and its Subsidiaries (or the Participant’s earlier death). Neither the Company, the Committee nor any employee, director or representative of the Company or of any of its affiliates shall have any liability to any Participants with respect to this section.

14.8 Governing Law. The Plan and all Award agreements shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state).